SCHEDULE 14C INFORMATION


        Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment)


Check the appropriate box:

[  ]       Preliminary Information Statement
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          14c5(d)(2))
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                             Maxim Series Fund, Inc.
                (Name of Registrant As Specified In Its Charter)

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          [X] No fee required.

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          [ ] Check box if any part of the fee is offset as provided by Exchange
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paid previously. Identify the previous filing by registration statement number
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


                             MAXIM SERIES FUND, INC.

             Maxim MFS Small-Cap Growth Portfolio (the "Portfolio") formerly, the Maxim INVESCO Small-Cap Growth Portfolio


                Executive Offices:        8515 East Orchard Road
                                          Greenwood Village, Colorado 80111

                Mailing Address:          P.O. Box 1700
                                          Denver, Colorado 80201


                              INFORMATION STATEMENT


         On June 12, 2003, the Board of Directors of Maxim Series Fund, Inc. (the "Fund') approved an amendment to the Sub-Advisory Agreement effective July 1, 2003 between GW Capital Management, LLC (doing business as Maxim Capital Management, LLC ("MCM")), the Fund and Massachusetts Financial Services Company, a Delaware investment adviser registered under the Investment Advisers Act of 1940 ("MFS"), authorizing MFS to serve as the sub-adviser for the Maxim MFS Small-Cap Growth Portfolio (the "New Sub-Advisory Agreement"), and replacing INVESCO Funds Group, Inc. ("INVESCO") as the sub-adviser to the Portfolio. The New Sub-Advisory Agreement is the same in all substantive respects to the previous Sub-Advisory Agreement (the "Previous Sub-Advisory Agreement"), dated March 3, 1997, as amended, in effect between MCM, the Fund and INVESCO, except the sub-advisory fees which MCM pays to MFS differ from the sub-advisory fee structure in the Previous Sub-Advisory Agreement and the effective date and termination dates are different. There will be no change in the advisory fees paid by the Fund to MCM. MCM will pay MFS' sub-advisory fee.

         MCM, a wholly owned subsidiary of Great-West Life & Annuity Insurance Company ("GWL&A"), is located at 8515 East Orchard Road, Greenwood Village, CO 80111. MCM provides investment advisory services to the Fund pursuant to an Investment Advisory Agreement (the "MCM Advisory Agreement") dated December 5, 1997, as amended effective July 26, 1999, May 1, 2002, May 1, 2003 and July 1, 2003. The MCM Advisory Agreement provides that, subject to the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, MCM at its expense may select and contract with sub-advisers to manage investments of one or more of the Portfolios of the Fund. MCM has selected MFS to manage the investments of the Portfolio and such selection was approved by the Board of Directors of the Fund at the June 12, 2003 meeting.

         The Fund operates under a manager-of-managers structure under an order issued by the Securities and Exchange Commission ("SEC"). The current order permits MCM to hire sub-advisers or amend sub-advisory agreements without shareholder approval. The Board of Directors of the Fund must approve such sub-advisory agreements, and the Fund must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser or the retention of a sub-adviser whose ownership has changed significantly. This Information Statement is being provided to shareholders to fulfill such information requirement and is being mailed on or about September 24, 2003.

         NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Background. Prior to the appointment of MFS as the Sub-adviser for the Portfolio, INVESCO served as Sub-adviser for the Portfolio. The Previous Sub-Advisory Agreement, including a separate vote of the Independent Directors, at a meeting held on January 30, 1997 and was approved by the Portfolio's initial shareholder on January 31, 1997. The decision to change Sub-advisers was based primarily on INVESCO's performance on behalf of the Portfolio. MCM continuously monitors the performance of all its Sub-advisers against relevant market indices and peer groups. Because INVESCO's performance did not meet expectations, MCM recommended that the Board of Directors terminate the Previous Sub-advisory Agreement and appoint MFS as the new Sub-Adviser for the Portfolio.

              In the course of the selection process, MCM reviewed performance and background criteria, as well as written proposals and in-person presentations by a number of investment advisory firms. In evaluating the proposals, MCM considered, among other things, the nature and quality of the services to be provided by each sub-adviser candidate, comparative data as to each sub-adviser candidate's investment performance, the experience and financial condition of the sub-adviser and its affiliates, the level of sub-advisory fees to be paid compared to industry averages, the sub-adviser candidate's commitment to mutual fund advisory activities and the quality of the sub-adviser candidate's proposal generally. Upon completion of the review process, MCM recommended to the Board of Directors of the Fund approval of MFS as the new Sub-adviser of the Portfolio.

            The Board of Directors then undertook to review the recommendation of MCM. At the June 12, 2003 meeting, the Directors were provided with financial and other information about MFS and noted that MFS manages over $127 billion in assets. They were also provided with performance information relating to MFS and information about its investment styles and current personnel. The Board of Directors considered the terms of the New Sub-Advisory Agreement and the fact that they were substantially the same as the Previous Sub-Advisory Agreement. With respect to the nature, scope and quality of the services to be provided by MFS, the Board considered, among other things, MFS' personnel, experience in managing similar funds, resources and track record, their ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Portfolios, and performing research and obtaining and evaluating the economic, statistical and financial data relevant to the investment policies of the Portfolios. The Board also considered MFS' reputation for management of its specific investment strategies, MFS' overall financial condition, technical resources, and operational capabilities. With respect to the advisory fee rates payable to MFS, the Board considered fees payable by similar funds managed by other advisers, which indicate that fees to be paid do not deviate greatly from those fees paid by other similar funds. The Directors considered the fact that there would be no change in the advisory fees paid by the Fund to MCM. The Directors concluded that entering into the New Sub-Advisory Agreement was in the best interest of the Portfolio and their shareholders and voted unanimously, with the "non-interested" Directors voting separately, to appoint MFS as the new Sub-adviser to the Portfolio effective July 1, 2003 and to approve the New Sub-Advisory Agreement.

INFORMATION ABOUT MFS

         MFS is a registered investment adviser incorporated in Delaware, and, as of July 31, 2003, manages over $127.8 billion in assets for customers worldwide. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect wholly owned subsidiary of Sun Life Financial Inc., a diversified financial services organization. MFS is a Delaware corporation with its principal business address at 500 Boylston Street, Boston, Massachusetts 02116.

            Except as otherwise specified herein, all information about MFS in this Information Statement has been provided by MFS.

Directors and Principal Executive Officers of MFS

            The tables below list the individuals who serve as directors and principal executive officers of MFS and their principal occupations. The address for MFS personnel is 500 Boylston Street, Boston, Massachusetts 02116, unless otherwise specified.

                   Directors and Principal Executive Officers

Jeffrey L. Shames               Chairman
John W. Ballen                  Director and Chief Executive Officer
Kevin R. Parke                  Director, President and Chief Investment Officer
William W. Scott, Jr.           Director and Vice Chairman
Martin E. Beaulieu              Director, Executive Vice President and Director of Global Distribution
Robert J. Manning               Director, Executive Vice President and Chief Fixed Income Officer
C. James Prieru                 Director
Donald A. Stewart               Director
William W. Stinson              Director
James C. Baillie                Director
Richard L. Schmalensee          Director
Stephen E. Cavan                Senior Vice President, General Counsel and Secretary
Robert To. Burns                Senior Vice President, Associate General Counsel and Assistant Secretary
Robert J. Whelan                Senior Vice President and Chief Financial Officer
Thomas B. Hastings              Senior Vice President and Treasurer

            There are no arrangements or understandings made in connection with the New Sub-Advisory Agreement between MCM and MFS with respect to the composition of the Board of Directors of MCM or the Board of Directors of the Fund or with respect to the selection or appointment of any person to any office with any of them.

Other Funds Managed by MFS. MFS serves as investment adviser or sub-adviser to other investment company funds similar to the Portfolio. MFS has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for these funds. Information about these funds appears in the following table.

Fund Group                      Fund                                 Assets as of 12/31/02  Management Fees (as annual
----------                      ----                                 ---------------------  --------------------------
                                                                                            percentage of net assets)
MFS Funds                       New Discovery Fund                   $1.1 billion                      0.90%
MFS Funds                       New Discovery Series Fund            $334 million                      0.90%

         For its services provided under the Previous Sub-Advisory Agreement, INVESCO was paid by MCM a fee computed daily and paid monthly based on the aggregate assets of the Portfolio as set forth below:

          Annual Fee                         Assets
          ----------                         ------
          .50%                               first $25 million
          .45%                               next $50 million
          .40%                               next $25 million
          .35%                               over $100 million

         During the fiscal year ended December 31, 2002, MCM paid INVESCO $533,696 for its sub-advisory services for the Portfolio pursuant to the Previous Sub-Advisory Agreement. If the new sub-advisory fees had been in effect during the last fiscal year, MFS would have received $495,902 with respect to the Portfolio, representing a decrease of $37,794 (or 7.08%) from the fees paid to INVESCO. Based on the assets in the Portfolio at June 30, 2003 of approximately $146,744,000, the annual sub-advisory fees paid by MCM would have decreased from $613,605 to $586,978, a decrease of $26,627 or 4.34%.

DESCRIPTION OF THE NEW SUB-ADVISORY AGREEMENT

         The New Sub-Advisory Agreement provides that MFS, as the Sub-adviser for the Portfolio, in return for its fee, will manage the investment and reinvestment of the Portfolio subject to the control and supervision of the Board of Directors and in accordance with the investment objective and policies of the Portfolio set forth in the Fund's current registration statement and any other policies established by the Board of Directors or MCM. In this regard, it is the responsibility of MFS to make investment decisions and to place purchase and sale orders for investment securities for the Portfolio. The New Sub-Advisory Agreement states that MFS will provide at its expense all necessary investment, management and administrative facilities needed to carry out its duties under the New Sub-Advisory Agreement, excluding brokerage expenses and pricing and bookkeeping services. MCM pays MFS a fee computed daily and paid monthly as a percentage of average daily net asset value at 0.40% on net assets for the Portfolio.

         The New Sub-Advisory Agreement will remain in full force and effect through May 1, 2004 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved annually by the Board of Directors, or by vote of the holders of a majority of the shareholders of the Portfolio's outstanding voting securities, and by a majority of Directors who are not "interested persons" of the Fund, MCM, the Sub-adviser or any other Sub-adviser to the Fund. The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by MCM, subject to the approval of the Directors, by vote of the Directors, by vote of a majority of the outstanding voting securities of the Portfolio, or by MFS, in each case on 60 days' written notice. As required by the 1940 Act, the New Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment. It also will terminate in the event that the Advisory Agreement between the Fund and MCM shall have terminated for any reason.

         The New Sub-Advisory Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of MFS, or (ii) reckless disregard by MFS of its obligations and duties under the New Sub-Advisory Agreement, it shall not be liable to the Fund, MCM or to any shareholder or creditor of the Fund, for any matter in connection with the performance of any of its services under the New Sub-Advisory Agreement or for any good faith purchase or sale of any investment made by it for the Portfolio.

         A copy of the New Sub-Advisory Agreement will be furnished, without charge, upon request to Mr. Aaron Knode, 8515 East Orchard Road, Greenwood Village, Colorado 80111; (800) 537-2033, ext. 75332.

                                OTHER INFORMATION

         The Fund is available only as an investment option for certain variable annuity contracts, variable life insurance policies and qualified retirement plans. Shares of the Portfolio are sold to qualified retirement plans and to the Maxim Series Account and FutureFunds Series Account to fund certain variable annuity contracts issued by GWL&A. Shares are also sold to COLI VUL-2 Series Account to fund certain variable life insurance policies issued by GWL&A. In addition, shares of the Portfolio are sold to the Maxim Profile I and Maxim Profile II portfolios (as an eligible underlying fund in a fund-of-fund structure), which Portfolios are also available as an investment option for certain variable annuity contracts, variable life insurance policies and qualified retirement plans. The separate accounts of GWL&A are referred to as the "Series Accounts." Each of the Series Accounts is registered with the SEC as a unit investment trust under the 1940 Act. In addition, shares of the Portfolio may be sold to the FutureFunds Series Account II of GWL&A and to the TNE Series
(k) Account of New England Life Insurance Company to fund certain variable annuity contracts, and to the COLI VUL-7 Series Account to fund certain variable life insurance policies. FutureFunds Series Account II, TNE Series (k) Account and COLI VUL-7 Series Account of GWL&A are not registered with the SEC. On December 31, 2002, the Directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Investment Adviser
         MCM is a Colorado limited liability company, located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, and serves as investment adviser to the Fund pursuant to the MCM Advisory Agreement. MCM is a wholly-owned subsidiary of GWL&A, which is an indirectly owned subsidiary of Great-West Lifeco Inc., a holding company. Great-West Lifeco Inc. is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies which he controls, has voting control of Power Corporation of Canada.

Investment Advisory Agreement
         Under the terms of the investment advisory agreement with the Fund, MCM acts as investment adviser and, subject to the supervision of the Board of Directors, directs the investments of each Portfolio of the Fund in accordance with its investment objective, policies and limitations. MCM also provides the Fund with all necessary office facilities and personnel for servicing the Portfolios' investments, compensates all officers of the Fund and all Directors who are "interested persons" of the Fund or of MCM, and all personnel of the Fund or MCM performing services relating to research, statistical and investment activities.

         In addition, MCM, subject to the supervision of the Board of Directors, provides the management and administrative services necessary for the operation of the Fund. These services include providing facilities for maintaining the Fund's organization; supervising relations with custodians, transfer and pricing agents, accountants, underwriters and other persons dealing with the Fund; preparing all general shareholder communications and conducting shareholder relations; maintaining the Fund's records and the registration of Fund shares under federal securities laws and making necessary filings under state securities laws; developing management and shareholder services for the Fund; and furnishing reports, evaluations and analyses on a variety of subjects to the Directors.

         The MCM Advisory Agreement will remain in effect until May 1, 2004, and will continue in effect from year to year if approved annually by the Board of Directors including the vote of a majority of the Directors who are not parties to the Agreement or interested persons of any such party, or by vote of a majority of the outstanding shares of the affected Portfolio.

         MCM provides investment advisory services to various unregistered separate accounts of GWL&A and to Great-West Variable Annuity Account A and Orchard Series Fund, which are registered investment companies. The directors of MCM have held, during the past two fiscal years, the following positions of a substantial nature.

Name                                Position(s)

S. Mark Corbett                     Manager and Senior Vice President,  MCM;  Senior Vice  President,  Investments,
                                    GWL&A,  Orchard  Trust  Company,  First  Great-West  Life &  Annuity  Insurance
                                    Company ("First GWL&A"),  Alta Health & Life Insurance  Company  ("AH&L"),  and
                                    Canada Life  Insurance  Company of America  ("CLICA");  Senior Vice  President,
                                    Investments,   U.S.   Operations,   The  Great-West   Life  Assurance   Company
                                    ("Great-West")  and  The  Canada  Life  Assurance  Company  ("CLAC");  Manager,
                                    Orchard Capital Management, LLC.

Mitchell T.G. Graye                 Chairman  and  Manager,  MCM;  Executive  Vice  President  and Chief  Financial
                                    Officer of GWL&A,  GWL&A Financial Inc.,  First GWL&A,  AH&L,  CLICA and Canada
                                    Life  Insurance  Company of New York  ("CLINY");  Executive  Vice President and
                                    Chief  Financial  Officer,  United  States  Operations,  Great-West  and  CLAC;
                                    Executive  Vice  President and Chief  Operating  Officer,  One Benefits,  Inc.;
                                    Trustee,  Orchard Series Fund;  Director,  Maxim Series Fund,  Inc.,  Committee
                                    Member,  Great-West  Variable Annuity Account A, Manager and Chairman,  Orchard
                                    Capital Management,  LLC; Director and Executive Vice President,  Orchard Trust
                                    Company.

Wayne Hoffmann                      Manager and Senior Vice President, MCM; Senior Vice President, Investments,
                                    GWL&A, Great-West, Orchard Trust Company, First GWL&A, AH&L and CLICA; Senior Vice
                                    President, Investments, U.S. Operations, Great-West and CLAC; Manager, Orchard
                                    Capital Management, LLC.

D.L. Wooden                         Manager, MCM; Executive Vice President,  Financial Services, GWL&A, CLAC, CLINY
                                    and  First  GWL&A;   Executive  Vice  President,   Financial   Services,   U.S.
                                    Operations,  Great-West  and  CLAC;  Director,  Chairman,  President  and Chief
                                    Executive  Officer,  Orchard Trust Company;  Director,  Chairman and President,
                                    Financial  Administrative Services Corporation,  Director,  BenefitsCorp,  Inc.
                                    and Manager, Orchard Capital Management, LLC.

Broker Commissions

         During the fiscal year ended December 31, 2002, no commissions were paid to brokers affiliated with INVESCO or MFS.

Principal Underwriter, Custodian

         Greenwood Investments, LLC ("Greenwood"), a wholly owned subsidiary of MCM, is the principal underwriter for the Fund. Greenwood is located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York serves as the Portfolio's custodian.

Annual Report

         The Fund will furnish, without charge, a copy of the most recent Annual Report to the shareholders of the Portfolio. Requests should be directed to Mr. Aaron Knode, 8515 East Orchard Road, Greenwood Village, Colorado 80111; (800) 537-2033, ext. 75332.



September 24, 2003